Exhibit (11) under N-1A
                                          Exhibit 23 under 601/Reg SK


                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and to the use of our report dated December 12, 1997, in Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A No. 2-91090) and the related Annual Reports and Prospectuses of Federated Equity Funds (comprising respectively, Federated Growth Strategies Fund, Federated Small Cap Strategies Fund, Federated Capital Appreciation Fund, and Federated Aggressive Growth Fund) dated December 31, 1997.





                                  /s/Ernst & Young, LLP
                                   Ernst & Young, LLP


Pittsburgh, Pennsylvania
December 22, 1997